UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2014

ALBEMARLE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Virginia	001-12658	54-1692118
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

451 Florida Street, Baton Rouge, Louisiana 70801

(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code: (225) 388-8011

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 13, 2014, Albemarle Corporation (the “Company”) held its Annual Meeting. During this meeting, shareholders of the Company were asked to consider and vote upon three proposals: (1) election of the ten nominees to the Board of Directors set forth in the 2014 Proxy Statement; (2) ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm; and (3) approval of a non-binding advisory resolution approving the compensation of the Company’s named executive officers.

As of the record date for the Annual Meeting, March 10, 2014, there were 79,537,592 shares of common stock outstanding and entitled to vote, of which the holders of 71,182,157 shares of common stock were represented in person or by proxy at the Annual Meeting. For each proposal, the results of the shareholder voting were as follows:

1. Election of directors. All of the director nominees were elected to serve for a term which expires at the annual meeting of shareholders in 2015, by the votes set forth in the table below.

Nominee	Voted For	Withheld
Jim W. Nokes	66,246,416	314,883
William H. Hernandez	65,657,433	903,866
Luther C. Kissam, IV	66,100,531	460,768
Joseph M. Mahady	65,276,660	1,284,639
James J. O’Brien	65,614,842	946,457
Barry W. Perry	65,265,956	1,295,343
John Sherman, Jr.	66,171,684	389,615
Gerald A. Steiner	65,660,437	900,862
Harriett Tee Taggart	65,687,920	873,379
Anne Marie Whittemore	62,482,825	4,078,474

There were 4,620,858 broker non-votes received for each nominee.

2. Ratification of appointment of independent registered public accounting firm. The appointment of PricewaterhouseCoopers LLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014, was ratified by the shareholders by the votes set forth in the table below.

Voted For	Voted Against	Abstain
70,568,618	537,426	76,113

The proposal to ratify the appointment of PricewaterhouseCoopers LLC was a routine matter and, therefore, there were no broker non-votes relating to this matter.

3. Advisory vote on executive compensation. The shareholders approved on a non-binding advisory basis the compensation of the Company’s named executive officers by the votes set forth in the table below.

Voted For	Voted Against	Abstain	Broker Non-Votes
65,065,637	1,074,321	421,341	4,620,858

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALBEMARLE CORPORATION

Date: May 14, 2014	By:	/s/ Karen G. Narwold
Senior Vice President, General Counsel, Corporate & Government Affairs, and Corporate Secretary